                                                                  Exhibit (a)(9)

                            [META GROUP LETTERHEAD]


Contact:  Alison Ziegler/Beth Lewis                   Peter Ward
          The Financial Relations Board, Inc.         META Group, Inc.
          (212) 445-8432/(617) 369-9242               (203) 973-6700
                                                      peter.ward@metagroup.com


                                                      FOR IMMEDIATE RELEASE

              META GROUP ANNOUNCES VOLUNTARY STOCK OPTION EXCHANGE
                          OFFER FOR ELIGIBLE EMPLOYEES

      STAMFORD, Conn. (September 20, 2001) -- META Group, Inc. (Nasdaq: METG), a leading IT research and consulting firm, today announced that it commenced a voluntary stock option exchange offer for its eligible employees, effective September 19, 2001. Eligible employees will have the opportunity to cancel previously granted options with an exercise price greater than $12.00 per share, in exchange for an equal number of new options to be granted on a future date, which will be at least six months and one day following the date when the Company cancels the old options that are tendered. The exercise price of the new options will be equal to the fair market value of the Company's common stock on the date of grant, which is currently expected to occur in April 2002.

      The Company currently expects to end the exchange offer on October 18, 2001. A total of 395 employees, holding options to purchase 1,079,064 shares of common stock in aggregate, are eligible to participate in the exchange offer. The current exercise price of those eligible options ranges from $12.33 to $25.25. The offer is available only to those persons who are employees of META Group, Inc. or one of its subsidiaries (who were not participants in the META Group, Inc./JMI Long-Term Incentive Compensation Plan and have not received options to purchase the Company's stock during the six-month period prior to September 19, 2001, the effective date of the offer) on the date of the tender of the options and through the date of the grant of the new options. None of the Company's executive officers or directors is eligible to participate.


                                    - more -

META GROUP ANNOUNCES VOLUNTARY STOCK OPTION EXCHANGE OFFER - 2/



                                ABOUT META GROUP

      META Group is a leading research and consulting firm, focusing on information technology and business transformation strategies. Delivering objective, consistent, and actionable guidance, META Group enables organizations to innovate more rapidly and effectively. Our unique collaborative models help clients succeed by building speed, agility, and value into their IT and business systems and processes. For details, connect with www.metagroup.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S STOCK PRICE AND THE GRANTING OF STOCK OPTIONS ON A FUTURE DATE. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, BUT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION, RISKS RELATING TO: OPERATING LOSSES; THE COMPANY'S ABILITY TO MANAGE EXPENSE LEVELS; THE COLLECTION OF OUTSTANDING ACCOUNTS RECEIVABLE; ANY FAILURE BY THE COMPANY TO MEET ITS WORKING CAPITAL AND CAPITAL EXPENDITURE REQUIREMENTS; CHANGES IN THE SPENDING PATTERNS OF THE COMPANY'S TARGET CLIENTS, INCLUDING BUT NOT LIMITED TO DECREASES IN IT SPENDING; GENERAL ECONOMIC CONDITIONS; CHANGES IN THE MARKET DEMAND FOR IT RESEARCH AND ANALYSIS AND COMPETITIVE CONDITIONS IN THE INDUSTRY; THE COMPANY'S ABILITY TO MANAGE GROWTH AND IMPLEMENT SYSTEMS AND PROCESSES REQUIRED BY SUCH GROWTH; MARKET ACCEPTANCE OF AND DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES; THE LEVEL AND TIMING OF SUBSCRIPTION RENEWALS TO RESEARCH AND ADVISORY SERVICES; THE LEVEL AND TIMING OF CONTRACTED STRATEGIC CONSULTING BILLING; THE INTEGRATION OF NEW BUSINESSES INTO THE OPERATIONS OF THE COMPANY; THE TIMING OF PRODUCTION AND DELIVERY OF PUBLISHED RESEARCH PRODUCTS SOLD BY THE COMPANY; THE MIX OF DOMESTIC VERSUS INTERNATIONAL BUSINESS; THE TIMING OF THE DEVELOPMENT, INTRODUCTION, MARKETING, AND MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES; THE RECRUITMENT, RETENTION, AND DEVELOPMENT OF RESEARCH ANALYSTS, CONSULTANTS, MANAGEMENT, AND ADMINISTRATIVE STAFF; THE AVAILABILITY OF OUTSIDE CONSULTANTS NEEDED TO FULFILL CERTAIN SERVICE OFFERINGS; THE TIMING AND EXECUTION OF THE COMPANY'S STRATEGIC PLANS; BORROWINGS UNDER THE COMPANY'S REVOLVING CREDIT FACILITY; STRATEGIC INVESTMENTS, INCLUDING BUT NOT LIMITED TO ANY FAILURE BY THE COMPANY TO SELL ITS INTERESTS IN STRATEGIC INVESTMENTS; VOLATILITY AND UNPREDICTABILITY OF THE COMPANY'S STOCK PRICE; ANY FAILURE BY THE COMPANY TO EXECUTE ITS FINANCING PLANS AND OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SEC, INCLUDING THOSE DISCUSSED IN THE COMPANY'S ANNUAL REPORT FILED WITH THE SEC ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.



                                      - 0 -